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                                                                   EXHIBIT 10.68







                              SMART & FINAL, INC.

                     TRUST FOR DEFERRED COMPENSATION PLANS
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              SMART & FINAL TRUST FOR DEFERRED COMPENSATION PLANS


     WHEREAS, this Agreement, made effective as of the 17th day of October, 1996, by and between Smart & Final, Inc. (the "Company") and City National Bank (the "Trustee"), evidences the terms of a trust to hold assets in respect of certain non-qualified deferred compensation plans; and

     WHEREAS, the Company has adopted the non-qualified deferred compensation plan(s) as listed in Appendix A (each a "Plan," together the "Plans");

     WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan(s) with respect to the individuals participating in such Plan(s);

     WHEREAS, the Company wishes to establish a trust (hereinafter referred to as the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan(s);

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan(s) as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 and for directors of the Company;

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan(s);

     NOW, THEREFORE, the parties do hereby establish the Trust, to be known as the "SMART & FINAL, INC. TRUST FOR DEFERRED COMPENSATION PLANS," and agree that the Trust shall be comprised, held and disposed of as follows:


                      SECTION 1. ESTABLISHMENT OF TRUST.

     (a) The Company hereby deposits with the Trustee in trust $100, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established shall become irrevocable upon approval by the Board of Directors of the Company.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

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     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and (subject to Section 1(f) herein) shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan(s) and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) After the Trust has become irrevocable pursuant to Section 1(b), within 90 days following the end of each Plan year, the Company shall deposit cash and/or additional property to the Trust as follows:

          (i) With respect to each Plan providing a "defined benefit" type of benefit structure, an amount equal to the excess, if any, of the present value of the accrued benefits thereunder over the fair market value of the Trust's assets attributable or allocated to the Plan as of the end of the Plan year, calculated using the actuarial assumptions specified in the Plan.

          (ii) With respect to each other Plan, an amount equal to the excess, if any, of the aggregate amount credited to participants' accounts over the fair market value of the Trust's assets attributable or allocated to the Plan as of the end of the Plan year.

Nothing contained in this subsection shall prohibit the Company from making additional deposits into the Trust at any time in its sole and absolute discretion.

     (f) The Company in its sole and absolute discretion may elect to withdraw at any time all or a portion of the amount by which the fair market value of the Trust's assets exceeds one hundred and twenty-five percent (125%) of the sum of the present value of the accrued benefits described in Section 1(e)(i) hereof and the aggregate amount credited to participants' accounts described in Section 1(e)(ii) hereof, determined as of the date of such withdrawal.

     (g) The Company may permit other affiliated corporations whose employees participate in one or more Plans ("Affiliates") to contribute to this Trust.
The contributions and earnings thereon of each Affiliate shall be held in a subtrust hereunder. The assets in each such subtrust shall be subject solely to the claims of the participants employed by that respective Affiliate and its creditors, the Affiliate shall be treated as the grantor of such subtrust, and Sections 2, 3 and 4 herein shall be applied separately to each subtrust with reference to the respective Affiliate as if the Affiliate were the "Company."

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           2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

     (a) The Company or such party as it shall designate in writing shall deliver to the Trustee from time to time a written schedule or schedules (each, a "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries) or that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan(s)), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan(s) shall be determined by the Company or such party as it shall designate under the Plan(s), and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan(s). Notwithstanding the foregoing, upon a Change in Control (as defined in Section 12(d)), the responsibility of the Company and any of its delegates for determining benefit entitlement or directing any payment or disbursement shall cease and the Trustee shall have full authority and responsibility for such matters.

     (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan(s). The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient. In addition, the Trustee shall provide the Company with written confirmation of the fact and time of any payment hereunder within the time limit agreed to by the Company and the Trustee from time to time.

     (d) To enable the Trustee to perform its functions after a Change in Control, the Company shall supply full and timely information to the Trustee on all matters relating to the compensation of Plan participants, the date and circumstances of the termination of employment or death of a Plan participant and such other pertinent information as the Trustee may reasonably require. In addition, each Plan participant shall cooperate with the Trustee by furnishing any and all information reasonably requested by the Trustee and take such other actions as may be requested in order to facilitate the administration of the Trust and the payment of benefits hereunder.

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     (e) The Trustee and its officers, directors and employees shall be entitled to rely on all certificates and reports made by any duly appointed accountants, actuaries and consultants, and on all opinions given by any properly consulted legal counsel, which legal counsel may be counsel for the Trustee or the Company.


                  SECTION 3. TRUSTEE RESPONSIBILITY REGARDING
           PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

     (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) it is unable to pay its debts as they become due, or (ii) it is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. For purposes of this Section 3, if the Company is determined to be Insolvent, no affiliate in which the Company has an equity interest shall be deemed to be an Insolvent entity by reason of the Company's Insolvency. Similarly, the Insolvency of an affiliate will not cause the Company to be deemed Insolvent.

     (b) At all times during the continuance of this Trust, as provided in Section l(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company and its affiliates under federal and state law, as set forth below.

          (i) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (ii) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (iii) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.

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          (iv) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.


                       SECTION 4.  PAYMENTS TO COMPANY.

     Except as provided in Sections 1(f), 3 and 11 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan(s).


                       SECTION 5.  INVESTMENT AUTHORITY.

     (a) Prior to a Change in Control, the Trustee shall invest and manage the assets of the Trust in accordance with written directions from the administrative committee appointed in accordance with the Plan(s) (the "Committee"). Upon a Change in Control, the authority of the Company and the Committee hereunder shall cease and the Trustee shall have the exclusive authority and responsibility for the investment of Trust assets.

     (b) The Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

     (c) Subject to the foregoing provisions of this Section 5, the Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, and all rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants. The Trustee shall have full power and authority to invest and reinvest the Trust funds in any investment permitted by law, under the standards set forth in Section 8(a) including, without limiting the generality of the foregoing, the power:

          (i) To hold, invest and reinvest the principal or income of the Trust in bonds, common or preferred stock, other securities, or other personal, real or mixed tangible or intangible property

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provided, however, that in no event may the Trustee invest in securities
(including stock or rights to acquire stock) or obligations issued by the Company or its affiliates, other than a de minimis amount held in common investment vehicles in which the Trustee invests;

          (ii) To deposit or invest all or any part of the assets of the Trust Fund in savings accounts or certificates of deposit or other deposits which bear a reasonable interest rate in a bank, including the commercial department of the Trustee, if such bank is supervised by the United States or any State;

          (iii) To hold in cash, without liability for interest, such portion of the Trust funds which, in its discretion, shall be reasonable under the circumstances, pending investments, or payment of expenses, or the distribution of benefits;

          (iv) To employ such agents including custodians and counsel-as may be reasonably necessary and to pay them reasonable compensation; to settle, compromise or abandon all claims and demands in favor of or against the Trust assets;

          (v) To cause title to property of the Trust to be issued, held or registered in the individual name of the Trustee, or in the name of its nominee(s) or agent(s), or in such form that title will pass by delivery;

          (vi) To exercise all of the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under the laws of the State of California, so that the powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

          (vii) To borrow money from any source (including the Trustee) and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any Trust assets as security;

          (viii) To lend certificates representing stocks, bonds, or other securities to any brokerage or other firm selected by the Trustee;

          (ix) To institute, compromise and defend actions and proceedings; to pay or contest any claim; to settle a claim by or against the Trustee by compromise, arbitration, or otherwise; to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is uncollectible;

          (x) To use securities depositories or custodians and to allow such securities as may be held by a depository or custodian to be registered in the name of such depository or its nominee or in the name of such custodian or its nominee;

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          (xi) To invest the Trust funds from time to time in one or more investment funds, which funds shall be registered under the Investment Company Act of 1940;

          (xii) To invest part or all of the Trust funds in insurance contracts, the type and amount thereof to be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified. Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Change in Control, be subject to the direction of the Company or the Committee. The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy; and

          (xiii) To do all other acts necessary or desirable for the proper administration of the Trust Fund, as if the Trustee were the absolute owner thereof. However, nothing in this section shall be construed to mean the Trustee assumes any responsibility for the performance of any investment made by the Trustee in its capacity as trustee under the operations of this Trust Agreement.


                       SECTION 6. DISPOSITION OF INCOME.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


                       SECTION 7. ACCOUNTING BY TRUSTEE.

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Upon the request of the Company, the Trustee shall maintain records based upon information provided by the Company or the Committee regarding the attribution or allocation of Trust assets to each Plan.

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                     SECTION 8. RESPONSIBILITY OF TRUSTEE.

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's reasonable costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments; provided that the Trustee must first afford the Company the opportunity to defend any action against the Trust or the Trustee in connection with this Trust. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.

     (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


               SECTION 9. COMPENSATION AND EXPENSES OF TRUSTEE.

     The Company shall pay the Trustee such reasonable compensation for its services as may be agreed upon from time to time by the Company and the Trustee, and the Trustee shall be reimbursed by the Company for its expenses that are reasonably necessary and incident to its administration of the Trust. Following reasonable consultation with the Company, such expenses shall include counsel fees, if any,

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incurred by the Trustee for the purpose of determining its responsibilities under the Trust. If not so paid, such compensation, fees and expenses shall be paid from the Trust.


                SECTION 10. RESIGNATION AND REMOVAL OF TRUSTEE;
                           APPOINTMENT OF SUCCESSOR.

     (a) The Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise. If the Trustee resigns at any time after a Change in Control, the Company shall appoint a successor Trustee which must be approved by a majority of all Trust beneficiaries then in existence.

     (b) The Trustee may be removed by the Company on 30 days' notice or upon shorter notice accepted by the Trustee; provided that, after a Change in Control, the Trustee may not be removed by the Company unless such removal is approved by a majority of all Trust beneficiaries then in existence.

     (c) Any successor Trustee may be a bank trust department or other party that may be granted corporate trustee powers under state law. Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit; provided that after a Change in Control any extension must be approved by a majority of all Trust beneficiaries then in existence.

     (d) A successor Trustee must be appointed by the effective date of resignation or removal of the original Trustee. If no such appointment has been made, the original Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     (e) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5, 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


                    SECTION 11. AMENDMENTS OR TERMINATION.

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, provided that after a Change in Control any amendment of this Agreement must be approved by a majority of Trust beneficiaries then in existence. Notwithstanding

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the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable.

     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Such date shall be determined by the Company and communicated to the Trustee in writing. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

     (c) Notwithstanding the foregoing, the Company may terminate the Trust upon
(i) written approval of all participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), (ii) the exhaustion of all appeals of a final determination of a court of competent jurisdiction that the interests in the Trust of Trust beneficiaries is includible for federal income tax purposes in the gross income of such Trust beneficiaries, without such determination having been reversed (or the earlier expiration of the time to appeal), (iii) a determination by the Company that applicable law requires the Trust to be amended in a way that could make it taxable to its beneficiaries and failure to so amend would subject the Company to material penalties, (iv) the expiration of the maximum length of time for which trusts may be established under any applicable state law, or (v) a determination of the Company to terminate the Trust because the Company concludes, after consulting with legal counsel, that judicial authority or the opinion of the U.S. Department of Labor (as expressed in its proposed or final regulations, advisory opinions, or similar administrative announcements) creates a significant possibility that the Trust will not be considered a component of an unfunded plan maintained primarily to provide deferred compensation for a select group of management or highly compensated employees, as described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended. All assets in the Trust at termination shall be returned to the Company.


                          SECTION 12. MISCELLANEOUS.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of California.

     (d) For purposes of this Trust, "Change in Control" shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of Sections 13(d) or 14(d) of the Securi-

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ties Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

     (e) This instrument may be executed in one or more counterparts, each of which is legally binding and enforceable.

     (f) Terms used in the masculine shall include the feminine and vice versa and terms used in the singular shall include the plural and vice versa, unless the context clearly indicates otherwise.

     (g) This Trust Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

     IN WITNESS WHEREOF, this Trust Agreement is executed this 17th day of October, 1996.

                                    SMART & FINAL, INC.


                                    By: /s/JAMES E. ROBINSON
                                        -----------------------------------


                                    CITY NATIONAL BANK


                                    By: /s/ALBERT C. WOLFING
                                        -----------------------------------
                                           ALBERT C. WOLFING
                                           Assistant Vice President


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